UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2020

Date of Report (Date of earliest event reported)

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Second Amended and Restated Put-Call Right Agreement

On September 18, 2020, concurrent with the entry into the Forum Convention Center Mortgage Loan (as defined below) and in accordance with the previously disclosed non-binding letter of intent (the “LOI”) entered into on June 15, 2020, a subsidiary of Caesars Entertainment, Inc., a Delaware corporation (together with its subsidiaries, as applicable, “Caesars”) and a subsidiary of VICI Properties Inc., a Maryland corporation (together with its subsidiaries, as applicable, “VICI”), amended and restated the Amended and Restated Put-Call Right Agreement (as further amended, the “A&R Convention Center Put-Call Agreement”) related to approximately 28 acres of land upon which the Caesars Forum Convention Center is built and/or otherwise used in connection with or necessary for the operation of the Caesars Forum Convention Center (collectively, the “Caesars Forum Convention Center”) to provide that, among other things, (i) the call right in VICI’s favor (the “Convention Center Call Right”), which was previously exercisable for the one-year period beginning January 1, 2027, will be exercisable by VICI from the scheduled maturity date of the Forum Convention Center Mortgage Loan until December 31, 2026 and (ii) if there is an event of default under the Forum Convention Center Mortgage Loan, the put right in favor of Caesars, which is currently exercisable for the one-year period commencing on January 1, 2024, will not be exercisable, and VICI, at its option, may accelerate the Convention Center Call Right so that it is exercisable from the date of such event of default until December 31, 2026 (in addition to any other remedies available to VICI in connection with such event of default).

The foregoing description of the A&R Convention Center Put-Call Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Forum Convention Center Mortgage Loan

On September 18, 2020, in accordance with the LOI, a subsidiary of Caesars (the “Forum Convention Center Borrower”) entered into a Loan Agreement with a subsidiary of VICI (the “Forum Convention Center Lender”) pursuant to which the Forum Convention Center Lender loaned $400.0 million to the Forum Convention Center Borrower for a term of five years, with such loan secured by, among other things, a first priority fee mortgage on the Caesars Forum Convention Center (the “Forum Convention Center Mortgage Loan”).

The interest rate on the Forum Convention Center Mortgage Loan is initially 7.7% per annum, with annual interest payments subject to 2.0% annual escalation (resulting in year 2 annual interest of $31,416,000 based on a year 2 interest rate of 7.854%), with interest paid monthly in cash in arrears. Except as provided below, no prepayments are permitted during the first two years of the term of the Forum Convention Center Mortgage Loan. During the third and fourth years of the term of the Forum Convention Center Mortgage Loan, the Forum Convention Center Borrower may prepay the Forum Convention Center Mortgage Loan, in each case in full but not in part, at 102% of par in year three and 101% of par in year four. During the fifth year of the term of the Forum Convention Center Mortgage Loan, the Forum Convention Center Borrower may prepay the Forum Convention Center Mortgage Loan in full but not in part at par. However, the Forum Convention Center Mortgage Loan may be prepaid at any time at par, without penalty or make-whole, in connection with VICI’s acquisition of the Caesars Forum Convention Center and an OpCo sale and conversion to an OpCo/PropCo structure, subject to VICI’s consent, which may be withheld in VICI’s sole discretion.

The Forum Convention Center Mortgage Loan is secured by a first priority mortgage on the Caesars Forum Convention Center, as well as a first priority lien on the equity interests in the Forum Convention Center Borrower, a first priority security interest in all of the Forum Convention Center Borrower’s interest in furniture, fixtures and equipment used, owned or related to the operation of the Caesars Forum Convention Center, and a first priority assignment of the Forum Convention Center Borrower’s interest in leases and rents, including a collateral assignment of the Forum Convention Center Borrower’s interest in the lease on the Caesars Forum Convention Center pursuant to which the Forum Convention Center Borrower leases the Caesars Forum Convention Center to another subsidiary of Caesars (the “Caesars Tenant”), which lease is fully subordinate to the Forum Convention Center Mortgage Loan. In addition, if the Forum Convention Center Borrower defaults on the Forum Convention Center Mortgage Loan and the Forum Convention Center Lender takes title to the Caesars Forum Convention Center, the Forum Convention Center Lender may, at the Forum Convention Center Lender’s option under certain circumstances, keep the lease with the Caesars Tenant in effect (which lease is guaranteed by Caesars and has an initial annual rent of $33.9 million, subject to annual increases equal to the greater of 2% and the annual consumer price index increase).

In connection with the closing of the Forum Convention Center Mortgage Loan, Caesars designated the Forum Convention Center Borrower as an “unrestricted subsidiary” under the applicable agreements governing the notes and the senior secured credit facilities of Caesars. A restricted subsidiary of Caesars substantially concurrently entered into a lease agreement with the Forum Convention Center Borrower, permitting Caesars and its restricted subsidiaries to operate the Caesars Forum Convention Center.

In addition, in connection with the consummation of the Forum Convention Center Mortgage Loan, Caesars and VICI have waived the conditionality of the consummation of such loan transaction on the consummation of the previously disclosed, potential sale by Caesars to VICI of approximately 23 acres of land in the vicinity of, or adjacent to, The LINQ Hotel & Casino, Bally’s Las Vegas, Paris Las Vegas and Planet Hollywood gaming facilities (the “Eastside Land”) as initially contemplated by the LOI. While the parties continue to evaluate the potential transaction involving the Eastside Land, there can be no assurances that the sale of the Eastside Land will close on the contemplated terms or at all.

On September 18, 2020, Caesars issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by Caesars’ use of the words “continue,” “may,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements. These forward-looking statements include, without limitation the effects of any recently completed and pending transactions on us, including the post-transaction impact on Caesars’ financial condition, financial and operating results, cash flows, strategy and plans, and the possibility that the potential sale of the Eastside Land may not be completed on the contemplated terms or at all, or that completion of the Eastside Land sale may be unduly delayed.

Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect Caesars’ business, results of operations and financial position are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amended and Restated Put-Call Right Agreement entered into as of September 18, 2020 by and among Claudine Propco LLC and Caesars Convention Center Owner, LLC.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or similar attachments so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: September 18, 2020	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary